UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2013

SWORDFISH FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

Minnesota	000-7475	41-0831186
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

  1400 W Northwest Highway
Grapevine, Texas 76051

 (Address of principal executive offices and Zip Code)

(817) 845-6244
 (Registrant’s telephone number, including area code)

N/A
(Former Name and Address of Registrant)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 4.02(a).                                Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On December 7, 2013, the Company’s board of directors, upon the recommendations of management and after discussion with our independent registered public accounting firm Patrick Heyn CPA, P. A. concluded that the previously issued financial statements contained in our quarterly report on Form 10-Q for the quarter ended September 30, 2013 and filed with the Securities and Exchange Commission on November 22, 2013 should not be relied upon because our independent auditor did complete its review of the financial statements contained therein.  The Company does not anticipate any material changes or corrections are necessary, however if the independent auditor determines that changes or corrections are necessary the Company will restate its financial statements for the nine and three months then ended September 30, 2013.

The restatement will not have a material impact on earnings as reported in the condensed consolidated statements of operations for the nine and three months then ended September 30, 2013.

In light of the disclosure provided in this report, management of the Company is assessing the impact on its internal controls over financial reporting.

The Company intends to provide the restated financial information referred to in this Item 4.02(a), including explanatory information, in an amendment to its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 11, 2013	SWORDFISH FINANCIAL, INC. By: /s/Clark Ortiz Clark Ortiz, Chief Executive Officer